Exhibit 10.17
EXECUTION
RELEASE AND TERMINATION OF GUARANTIES
     THIS RELEASE AND TERMINATION OF GUARANTIES (this “Release”) by Royal Bank of Canada, as administrative agent and collateral agent (the “Releasing Party”), is effective as of September 21, 2010 (the “Effective Date”) and is made in favor of, and for the benefit of, each of PostRock Energy Services Corporation, a Delaware corporation formerly known as Quest Resource Corporation and successor in interest by merger to Quest Cherokee Oilfield Service, LLC (“PostRock”), STP Newco, Inc., an Oklahoma corporation (“STP”), and PostRock MidContinent Production, LLC, a Delaware limited liability company formerly known as Bluestem Pipeline, LLC and successor in interest by merger to a related entity named PostRock MidContinent Production, LLC (“MidContinent”).
     WHEREAS, pursuant to the terms of that certain Amended and Restated Credit Agreement by and among the Releasing Party, as Collateral and Administrative Agent, and PostRock, as initial co-borrower, Quest Cherokee, LLC (now merged with and into MidContinent)(“Cherokee”), as Borrower, and the lenders party thereto, dated as of November 15, 2007 (as further amended and supplemented from time to time, the “First Lien Credit Agreement”), each of PostRock, PostRock MidContinent Production, LLC (the successor by conversion to Quest Energy Partners, L.P.)(“MidContinent I”), STP and Quest Cherokee Oilfield Service, LLC (“Oilfield”) executed and delivered a guaranty in favor of the Secured Parties (as defined in the First Lien Credit Agreement) guaranteeing the obligations of Cherokee under the Credit Agreement (the “First Lien Guaranties”);
     WHEREAS, pursuant to the terms of that certain Second Lien Senior Term Loan Agreement among Releasing Party, as Administrative Agent and Collateral Agent, Cherokee, as Borrower, MidContinent I, as Guarantor, KeyBank National Association, as syndication agent, Société Générale, as documentation agent, and the lenders party thereto, dated as of July 11, 2008 (as further amended and supplemented from time to time, the “Second Lien Credit Agreement”), each of PostRock, MidContinent I, STP and Oilfield executed and delivered a guaranty in favor of the Secured Parties (as defined in the Second Lien Credit Agreement) guaranteeing the obligations of Cherokee under the Second Lien Credit Agreement (the “Second Lien Guaranties” and together with the First Lien Guaranties, the “Guaranties”);
     WHEREAS, in order to effect a restructuring of debt obligations, the parties to (i) the First Lien Credit Agreement, (ii) the Second Lien Credit Agreement and (iii) the Amended and Restated Credit Agreement among PostRock Midstream, LLC and Bluestem Pipeline, LLC, as borrowers, Releasing Party, as Administrative Agent and Collateral Agent, and the lenders party thereto, dated November 1, 2007 (the “Bluestem Credit Agreement”) have agreed to restructure their respective indebtedness under First Lien Credit Agreement, Second Lien Credit Agreement and the Bluestem Credit Agreement;
     WHEREAS, this Release is related to and a part of the restructure of debt obligations referred to in the preceding recital (the “Restructure”); and
Release and Termination of
Guaranties – Quest Cherokee Facilities

     WHEREAS, in connection with, and in consideration of, the Restructure, the Releasing Party wishes to forever terminate the Guaranties and release the guarantors of such Guaranties;
     NOW THEREFORE, for good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as set forth below.
SECTION 1. Release.
     As of the Effective Date, the Releasing Party does hereby release, remise and forever discharge each of PostRock (for itself and in its capacity as successor in interest to Oilfield), STP and MidContinent (as successor in interest to MidContinent I) from any and all duties, covenants, obligations and liabilities (of every kind and character and howsoever arising) under, in connection with, arising out of, relating to, or attributable to the Guaranties. As of the Effective Date, the Releasing Party shall have no rights against any of PostRock, STP and MidContinent under, in connection with, arising out of, relating to, or attributable to the Guaranties.
SECTION 2. Termination.
     As of the Effective Date, the Guaranties are hereby terminated.
SECTION 3. Governing Law.
     THIS RELEASE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW.
SECTION 4. Valid Obligation.
     The Releasing Party hereby represents and warrants that the execution, delivery and performance of this Release by it are within its powers and have been duly authorized by all necessary action, and that this Release constitutes its legal, valid and binding obligation.
SECTION 5. Amendments.
     The provisions of this Release may be waived, amended or modified only in a writing signed by all of the parties hereto.
SECTION 6. Further Assurances.
     The Releasing Party covenants and agrees that it will do, execute and deliver, or cause to be done, executed and delivered all such further acts, instruments, documents and agreements as may be reasonably requested by any of the parties hereto (at the expense of such requesting party), which may be necessary or desirable in order to evidence or effectuate this Release.
Release and Termination of
Guaranties – Quest Cherokee Facilities

SECTION 7. Headings.
     The headings contained in this Release are for reference purposes only and shall not affect in any way the interpretation or construction of this Release.
SECTION 8. Binding Effect and Inurement.
     This Release shall be binding on the Releasing Party and shall inure to the benefit of PostRock, STP, MidContinent and their respective beneficiaries, receivers, trustees, successors and assigns.
SECTION 9. Severability.
     If any term or provision of this Release or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable (i) such term or provision in any other jurisdiction or the application thereof to any other circumstance in any jurisdiction or the same application in any other jurisdiction or (ii) any other term or provision of this Release or the application thereof to any circumstance in any jurisdiction. With respect to the term or provision held invalid or unenforceable, the Releasing Party shall negotiate in good faith with the other parties hereto to amend this Release so as to effect its original intent as closely as possible.
[Signature page follows]
Release and Termination of
Guaranties – Quest Cherokee Facilities

     IN WITNESS WHEREOF, the Releasing Party, PostRock, MidContinent, and STP have executed this Release as of the Effective Date.

RELEASING PARTY:

ROYAL BANK OF CANADA
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

Signature page 1 to Release and Termination of
Guaranties – Quest Cherokee Facilities

POSTROCK ENERGY SERVICES CORPORATION, for itself and as successor in interest to Quest Cherokee Oilfield Service, LLC

By	/s/ David C. Lawler

David C. Lawler
President and Chief Executive Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC, successor in interest to PostRock MidContinent Production, LLC (the successor by conversion to Quest Energy Partners, L.P.)

	By	PostRock Energy Services Corporation, its sole member

	By	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer

STP NEWCO, INC.

By	/s/ David C. Lawler

David C. Lawler
President
Signature page 2 to Release and Termination of
Guaranties – Quest Cherokee Facilities